As filed with the U.S. Securities and Exchange Commission on June 3, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Planet Image International Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

No. 756 Guangfu Road

Hi-tech Development Zone

Xinyu City, Jiangxi Province

People’s Republic of China

+86 0790-7138216

(Address and telephone number of Registrant’s principal executive offices)

Yan Tang

12000 Magnolia Ave, Suite 101

Riverside, CA 92503

+1-562-404-9315

(Name, address, and telephone number of agent for service)

With a Copy to:

Ying Li, Esq.

Hunter Taubman Fischer & Li LLC

950 Third Avenue, 19th Floor

New York, NY 10022

212-530-2206

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 3, 2025

PROSPECTUS

$100,000,000 of

Class A Ordinary Shares

Debt Securities

Warrants

Rights

and

Units

and

6,315,900 Class A Ordinary Shares Offered by Selling Shareholders

Planet Image International Limited

This is an offering of securities of Planet Image International Limited, a Cayman Islands holding company. We may, from time to time, in one or more offerings, offer and sell up to $100,000,000 of our Class A ordinary shares of par value HK$0.0001 each (“Class A Ordinary Shares”), debt securities, warrants, rights, and units, or any combination thereof, together or separately as described in this prospectus. In this prospectus, references to the term “securities” refers, collectively, to our Class A Ordinary Shares, debt securities, warrants, rights, and units. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. In addition, this prospectus also covers the resale by certain selling shareholders described herein (collectively, the “Selling Shareholders”) of up to an aggregate of 6,315,900 Class A Ordinary Shares. The Selling Shareholders may, from time to time, sell, transfer, or otherwise dispose of any or all of their Class A Ordinary Shares on any stock exchange, market, or trading facility on which the Class A Ordinary Shares are traded or in private transactions.

For general information about the distribution of the securities offered, please see “Plan of Distribution” in this prospectus.

This prospectus provides a general description of the securities we or the Selling Shareholders may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The Selling Shareholders are required to provide you with this prospectus and the related prospectus supplement, if any, containing specific information about the Selling Shareholders and the terms of the Class A Ordinary Shares being offered in the manner required by the Securities Act of 1933, as amended, or the “Securities Act.” You should read carefully this prospectus, the applicable prospectus supplement, and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of the securities offered. The prospectus supplement and any related free writing prospectus may add, update, or change information in this prospectus. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “YIBO.” On June 2, 2025, the last reported sale price of our Class A Ordinary Shares on the Nasdaq Capital Market was $1.40 per share. The aggregate market value of our outstanding Class A Ordinary Shares held by non-affiliates, or public float, as of June 3, 2025, was approximately $42.82 million, which was calculated based on 18,618,500 Class A Ordinary Shares held by non-affiliates and the price of $2.30 per share, which was the closing price of our Class A Ordinary Shares on the Nasdaq Capital Market on May 14, 2025. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page 11 of this prospectus and risk factors set forth in our most recent annual report on Form 20-F (the “2024 Annual Report”) incorporated herein by reference, in other periodic reports incorporated herein by reference, and in any applicable prospectus supplements.

We may offer and sell securities from time to time at fixed prices, at market prices, or at negotiated prices, to or through underwriters, to other purchasers, through agents, or through a combination of these methods. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The offering price of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. See “Plan of Distribution” elsewhere in this prospectus for a more complete description of the ways in which the securities may be sold.

Our issued and outstanding share capital consists of Class A Ordinary Shares and Class B ordinary shares, par value HK$0.0001 per share (“Class B Ordinary Shares”). Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting, transfer, and conversion rights. Each Class A Ordinary Share is entitled to one vote, and each Class B Ordinary Share is entitled to 10 votes and is convertible into one Class A Ordinary Share. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances.

Mr. Weidong Gu, our founder and chairman of the board of directors beneficially owns 22.22% of our total issued and outstanding Class A Ordinary Shares and 100% of our total issued and outstanding Class B Ordinary Shares, representing 92.63% of our total voting power. As a result, we are a “controlled company” as defined under the Nasdaq Stock Market Rules. As a “controlled company,” we are permitted to elect not to comply with certain corporate governance requirements.

We are an “emerging growth company” as defined under applicable U.S. securities laws and are eligible for reduced public company reporting requirements. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Class A Ordinary Shares and the Trading Market—For as long as we are an emerging growth company, we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies” in the 2024 Annual Report.

We are not a Chinese operating company but a Cayman Islands holding company with operations conducted by our subsidiaries, including subsidiaries based in China. Investors in our Class A Ordinary Shares are purchasing securities of Cayman Islands holding company and may never hold securities in the Chinese operating companies. This structure involves unique risks to investors. Additionally, Chinese regulatory authorities could disallow our operating structure, which would likely result in a material change in our operations and/or a material change in the value of our Class A Ordinary Shares and could cause the value of our Class A Ordinary Shares to significantly decline or become worthless. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—The Chinese government exerts substantial influence over the manner in which the PRC subsidiaries must conduct their business activities and may intervene or influence their operations at any time, which could result in a material change in their operations and the value of our Class A ordinary shares” in the 2024 Annual Report.

As used in this prospectus, (i) “we,” “us,” “the Company,” “our Company,” or “our” refers to Planet Image International Limited, and, when describing Planet Image International Limited’s consolidated financial information, also includes its subsidiaries; (ii) “our subsidiaries” refers to the direct and indirect subsidiaries of Planet Image International Limited; and (iii) “our operating subsidiaries” refers to the direct and indirect subsidiaries of Planet Image International Limited with operating activities, namely (a) Jiangxi Yibo E-Tech Co., Ltd., Jiangxi Leibotai E-Tech Co., Ltd., and Yantuo (Guangdong) Technology Co., Ltd., our operating subsidiaries formed in Mainland China, (b) Your Office Supplies Company Limited, Iprint Enterprise Limited, Amstech Limited, Aztech Enterprise Limited, Supplies4u Limited, Access Supplies Limited, Dellon Technology Company Limited, our operating subsidiaries formed in Hong Kong, (c) Aster Graphics Inc., Eco Imaging Inc., Revol Trading Inc. and Intercon International Corp., our operating subsidiaries incorporated in the State of California; (d) Aster Technology Holland B.V. and Proimage B.V., our operating subsidiaries formed in Netherlands, (e) Aster Technology Italia S.R.L., an operating subsidiary formed in Italy, (f) Aster Supplies GmbH, an operating subsidiary formed in Germany, (g) Aster Technology France, an operating subsidiary formed in France, and (h) Aster Technology UK Ltd., an operating subsidiary formed in the United Kingdom.

We believe that each of our subsidiaries in People’s Republic of China (excluding the special administrative regions of Hong Kong and Macau, and Taiwan) (the “Mainland PRC subsidiaries”) has all requisite permissions or approvals to conduct its business in the manner presently conducted and described in this prospectus. Other than the licenses and approvals disclosed in this prospectus that our Mainland PRC subsidiaries have obtained for a domestic company in China to engage in the similar businesses, as of the date of this prospectus, neither we nor any of our Mainland PRC subsidiaries are required to obtain any permission from any PRC authorities, including, but not limited to, the Cyberspace Administration of China, to conduct its operations. Additionally, the operation of our Hong Kong subsidiaries, being the online retail of toner cartridge products, does not require any permission or approval from the Chinese authorities, including Mainland PRC authorities and Hong Kong local authorities. If we do not receive or maintain the approvals, or we inadvertently conclude that such approvals are not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future, we may be subject to an investigation by competent regulators, fines, or penalties, ordered to suspend our relevant business and rectify, or prohibited from engaging in relevant business, and these risks could result in a material adverse change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) released Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Administration Measures”), which came into force on March 31, 2023, five supporting guidelines, as well as the Notice on Filing Management Arrangements for Overseas Listings of Domestic Enterprises (the “Notice”). According to the Administration Measures and the Notice, overseas offering and listing refers to overseas offerings by domestic companies of equity shares, depository receipts, convertible corporate bonds, or other equity-like securities, and overseas listing of the securities for trading. Overseas offerings and listings, which are specifically divided into direct overseas offerings and listings and indirect overseas offerings and listings, shall be filed in accordance with the Administration Measures. According to the Notice, domestic companies that have submitted valid applications for overseas issuance and listing but have not been approved by overseas regulatory authorities or overseas stock exchanges at the date of effectiveness of the Administration Measures can reasonably arrange the timing of filing applications and should complete the filing before the overseas issuance and listing. On September 25, 2023, we received CSRC’s approval of our initial public offering under the Administration Measures. Since January 25, 2024, our Class A Ordinary Shares have been listed on the Nasdaq Capital Market. Our PRC counsel, JunHe LLP, has confirmed that the filing of the registration statement on Form F-3 of which this prospectus forms a part with the SEC is not subject to the CSRC’s registration requirements, but a post-offering filing with the CSRC must be made within three business days after the completion of the offering. In the event that we conduct any subsequent offerings, we could be subject to filing requirements with the CSRC. In such event, if our filing procedures are not completed according to the Administration Measures or if our filing materials contain false records, misleading statements, or material omissions, the CSRC may order rectify such non-compliance, issue a warning, and impose a fine of not less than RMB1 million and not more than RMB10 million. These risks could completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

On February 24, 2023, the CSRC, the Ministry of Finance of the PRC, the National Administration of State Secrets Protection, and the National Archives Administration of China jointly issued the Provisions on Strengthening the Confidentiality and Archive Management Work Relating to the Overseas Securities Offering and Listing, or the Confidentiality Provisions, which came into effect on March 31, 2023 with the Administrative Measures. The Confidentiality Provisions require that, among other things, (a) a domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant individuals or entities including securities companies, securities service providers, and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; and (b) domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant individuals and entities including securities companies, securities service providers, and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfill relevant procedures stipulated by applicable national regulations. Any failure or perceived failure by the company or its PRC subsidiary to comply with the above confidentiality and archives administration requirements under the Confidentiality Provisions, and other PRC laws and regulations may result in the relevant entities being held legally liable by competent authorities and referred to the judicial organ to be investigated for criminal liability if suspected of committing a crime.

For details on the above-mentioned matters, see “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—The Chinese government exerts substantial influence over the manner in which the PRC subsidiaries must conduct their business activities and may intervene or influence their operations at any time, which could result in a material change in their operations and the value of our Class A ordinary shares” in the 2024 Annual Report. Other than the filing requirement under the Administrative Measures, we, our Mainland PRC subsidiaries, and our Hong Kong subsidiaries are not required to obtain any permission or approval from the Chinese authorities under current PRC laws and regulations for the offering of securities to foreign investors.

The legal and operational risks associated with operating in Mainland China also apply to our operations in Hong Kong, including that the PRC government has significant authority to intervene or influence our Hong Kong subsidiaries at any time, which could result in a material adverse change to our business, prospects, financial condition, and results of operations, and the value of our securities. Hong Kong was established as a special administrative region of the PRC in accordance with Article 31 of the Constitution of the PRC. Pursuant to the Basic Law, which was adopted and promulgated on April 4, 1990 and became effective on July 1, 1997, when the PRC resumed the exercise of sovereignty over Hong Kong, Hong Kong is authorized by the National People’s Congress of the PRC to exercise a high degree of autonomy and enjoy executive, legislative, and independent judicial power, under the principle of “one country, two systems,” and the PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs, and other matters that are not within the scope of autonomy). Further, according to Article 5 of the Basic Law, the capitalist system and the way of life in Hong Kong shall remain unchanged for 50 years since the handover on July 1, 1997. However, there is no assurance that there will not be any changes in the economic, political, and legal environment in Hong Kong in the future. If there is a significant change to current political arrangements between Mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, our Hong Kong subsidiaries may become subject to PRC laws or authorities. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—We may be subject to uncertainty about any changes in the economic, political and legal environment in Hong Kong, and it is possible that most of the legal and operational risks associated with operating in Mainland PRC may also apply to operations in Hong Kong in the future” and “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—Our operations in Hong Kong are governed by the laws and regulations in Hong Kong. If there is significant change to current political arrangements between Mainland China and Hong Kong, the PRC government may intervene or influence our Hong Kong operations, which could result in a material change in our operations in Hong Kong” in the 2024 Annual Report.

In addition, trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act, or the HFCAA, if the U.S. Public Company Accounting Oversight Board, or the PCAOB, determines that it cannot inspect the workpapers prepared by our auditor for two consecutive years, and that as a result an exchange may determine to delist our securities. On December 16, 2021, the PCAOB issued a report on its determination that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in Mainland China and in Hong Kong because of positions taken by Mainland PRC and Hong Kong authorities in those jurisdictions. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in Mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. Our securities may be delisted or prohibited from trading if the PCAOB determines that it cannot inspect or investigate completely our auditor under the HFCAA.

Our auditor, HTL International, LLC, is headquartered in Houston, Texas, and is subject to inspection by the PCAOB. It has not been inspected since it was registered with the PCAOB in 2023. Additionally, our auditor is not subject to the determination announced by the PCAOB on December 16, 2021. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Business and Industry—Our Class A ordinary shares may be delisted and prohibited from being traded under the HFCAA if the PCAOB is unable to inspect our auditors. The delisting and the cessation of trading of our Class A ordinary shares, or the treat of their being delisted and prohibited from being traded, may materially and adversely affect the value of your investment” in the 2024 Annual Report.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is [   ], 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus in one or more offerings, up to a total offering amount of $100,000,000. In addition, the Selling Shareholders may, from time to time, offer and sell up to an aggregate of 6,315,900 of our Class A Ordinary Shares in one or more offerings.

This prospectus provides you with a general description of the securities we or the Selling Shareholders may offer. This prospectus and any accompanying prospectus supplement do not contain all the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. Statements in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other documents are not necessarily complete. If the SEC rules and regulations require that an agreement or other document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of the matters. You should read both this prospectus and any prospectus supplement or other offering materials together with additional information described under the headings “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” before investing in any of the securities offered.

Each time we or the Selling Shareholders sell securities under this shelf registration, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering, including a description of any risks related to the offering. A prospectus supplement may also add, update, or change information contained in this prospectus (including documents incorporated herein by reference). If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more details on the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and the accompanying prospectus supplement together with additional information described under the headings “Incorporation of Documents by Reference” before investing in any of the securities offered.

The information in this prospectus is accurate as of the date on the front cover. The information incorporated by reference into this prospectus is accurate as of the date of the document from which the information is incorporated. You should not assume that the information contained in this prospectus is accurate as of any other date.

You should rely only on the information provided or incorporated by reference in this prospectus or in the prospectus supplement. We have not authorized anyone to provide you with additional or different information. This document may only be used where it is legal to sell these securities.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described under “Where You Can Find Additional Information.”

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus or in a prospectus supplement to:

●	“Aster Excellent” are to Aster Excellent Limited, a company incorporated in the BVI (defined below) as a limited liability company on August 2, 2019;

●	“Aster BVI” are to Aster Graphics Company Limited, a company incorporated in the BVI as a limited liability company on February 25, 2011 and a directly wholly-owned subsidiary of our Company;

●	“Aster NL” are to Aster Technology Holland B.V., a company incorporated in the Netherlands as a limited liability company on July 8, 2011 and an indirectly wholly-owned subsidiary of our Company;

●	“Aster US” are to Aster Graphics, Inc., a corporation incorporated in the State of California, the United States as a limited liability company on March 1, 2011 and an indirectly wholly-owned subsidiary of our Company;

●	“BVI” are to the British Virgin Islands;

●	“Class A ordinary shares” are to our Class A ordinary shares, par value HK$0.0001 per share;

●	“Class B ordinary shares” are to our Class B ordinary shares, par value HK$0.0001 per share;

●	“China” and the “PRC” are to the People’s Republic of China;

●	“Companies Act” are to the Companies Act (Revised) of the Cayman Islands, as amended and revised;

●	“compatible toner cartridges” are to toner cartridges designed and manufactured by third-party toner cartridge manufacturers, instead of printer companies, which are compatible for a single or multiple original-brand printer models;

●	“Exchange Act” are to the Securities Exchange Act of 1934, as amended;

●	“HK$” and “Hong Kong dollars” are to the legal currency of Hong Kong;

●	“Hong Kong” or “HK” are to the Hong Kong Special Administrative Region of the PRC;

●	“Jiangxi Leibotai” are to “Jiangxi Leibotai E-Tech Co., Ltd., a limited liability company established in the PRC on June 26, 2012 and an indirectly wholly-owned subsidiary of our Company;

●	“Mainland China” or “Mainland PRC” are to People’s Republic of China, excluding the special administrative regions of Hong Kong and Macau, and Taiwan;

●	“Nasdaq” are to Nasdaq Stock Market LLC;

●	“ODM” are to original design manufacturing, where a manufacturer designs and manufactures a product with its own technologies and specifications, but such manufacturer is still required to obtain brand authorization and brand name label for such products;

●	“ordinary shares” are, collectively, to the Class A Ordinary Shares and Class B Ordinary Shares;

●	“Planet Image Shenzhen” are to Planet Image International Electronics Technology Shenzhen Co., Ltd., a limited liability company established in the PRC and an indirectly wholly-owned subsidiary of our Company;

●	“RMB” and “Renminbi” are to the legal currency of China;

●	“toner cartridges” are to consumables for use by laser printers, which are composed of chips, toner, rollers and drums;

●	“SEC” are to the United States Securities and Exchange Commission;

●	“U.S.,” “US,” or “United States” are to United States of America, its territories, its possessions, and all areas subject to its jurisdiction;

●	“US$,” “$,”and “U.S. dollars” are to the legal currency of the United States;

●	“UK” are to the United Kingdom, made up of England, Scotland, Wales and Northern Ireland; and

●	“Yantuo” are to Yantuo (Guangdong) Technology Co., Ltd., formerly known as Zhongshan Yantuo Printing Device Co., Ltd., a limited liability company established in Mainland PRC on April 8, 2013 and an indirectly wholly-owned subsidiary of our Company.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement, and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions, and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions, and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions, or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Prospectus Summary

Our Corporate Structure

Our founders, Mr. Weidong Gu, Mr. Shaofang Weng, Mr. Zhisheng Cheng, and Mr. Qilong Yang and other shareholders established our operating subsidiaries, Jiangxi Yibo and Aster BVI, in January 2011 and February 2011, respectively. In March 2011, Aster US was incorporated in the State of California as a corporation, which later served as our sales headquarters for the North American market. Aster US functions as a wholesaler and distributor and interacts with retailers, resellers, and dealers in the North American market. Since its inception, Aster US has focused its operations on the offline sales to customers and dealers in the North American market and has not conducted any e-commerce related business. In July 2011, Aster NL was formed in the Netherlands as a limited liability company, which later became our headquarters serving mainly the European market. In February 2012, through the operating subsidiaries, we commenced our operations of our first online retail store on Amazon. Since 2012, Mr. Weidong Gu has assumed leadership of our operations. Mr. Gu had a strong vision to seize the potential business opportunity in the compatible toner cartridge industry and led our Company with a focus on research and development, patent protection, manufacturing operations, as well as overseas sales operations. Through Mr. Weidong Gu and the management team’s continuous leadership and contributions over the years, we have expanded our footprint to North America and European markets through the operating subsidiaries. Through the operating subsidiaries, we currently own over 400 registered patents in the U.S., Europe, and the PRC for the production process, equipment, and proprietary technologies we developed relating to the manufacture of our compatible toner cartridges. Currently we also operate 11 online retail stores on online selling platforms through the operating subsidiaries, which help us expand our reach to end consumers.

In August 2019, Aster Group International, whose name was later changed to Planet Image International Limited, was formed under the laws of the Cayman Islands as our offshore holding company to facilitate offshore financing.

From July 2019 to March 2020, in anticipation of our initial public offering, we completed a series of reorganizational steps.

Our Corporate Structure

The following diagram illustrates our corporate structure as of the date of this prospectus, including our principal subsidiaries and other entities that are material to our business:

Notes:

Through Aster Online Company Limited, we also directly own 100% of the equity interests in 11 limited liability companies incorporated in Hong Kong in March 2020, namely Peony Trade Co., Limited, White Poplar Co., Limited, Joyful Product Trade Co., Limited, Grand Future Trade Co., Limited, Oriental Poetry Co., Limited, Prosperity Product Trade Co., Limited, Atlantic Marketing Co., Limited, Pigeon King Co., Limited, Dragon Product Trade Co., Limited, Plum Blossom Co., Limited, and Blue Ocean Product Trade Co., Limited.

These above-mentioned 11 limited liability companies have no operations but instead purely serve as holding companies for the operating companies we set up in various jurisdictions for our online shops, including seven operating companies we set up in Hong Kong, one in the Netherlands, and three in California, United States. These 11 operating companies include Your Office Supplies Company Limited, Iprint Enterprise Limited, Amstech Limited, and Aztech Enterprise Limited, formed in Hong Kong in 2016; Supplies4u Limited and Access Supplies Limited, formed in Hong Kong in 2017; and Dellon Technology Company Limited (formerly known as Canon H-Pixel Building Brother Enterprise Limited), formed in Hong Kong in 2018; Proimage B.V., formed in the Netherlands in 2014; and Eco Imaging Inc., Revol Trading Inc., and Intercon International Corp., incorporated in the State of California in 2012. Each of these 11 operating companies is directly wholly owned by one of the above-mentioned holding companies, is operated independently, maintains separate accounts, and files taxes in accordance with applicable laws and regulations in each relevant jurisdiction. The financial position and results of operations of all the 22 subsidiaries of Aster Online Company Limited, including 11 holding companies and 11 operating companies, have been consolidated into the accounts of Aster Online Company Limited and ultimately into the Company’s consolidated financial statements prepared in accordance with U.S. GAAP.

Currently, we directly hold 100% of the equity interests in our subsidiaries, and we do not currently use a VIE structure.

Business Overview

Our Mission

Our mission is to deliver high-quality and cost-effective printing solutions to consumers around the world with proprietary technology, research and development capabilities, and integrated and localized sales, logistics, and service platform.

Who we are

Through the operating subsidiaries, we are a leading export-oriented manufacturer and seller of compatible toner cartridges based in China, North America, and Europe.

Through the operating subsidiaries, we primarily develop and manufacture toner cartridges that are compatible with and can be used in a wide range of commonly available models of laser printers from different manufacturers, on a white-label or third-party brand basis or under our self-owned brands. Through the operating subsidiaries, we also sell branded products through online sales channels under four brands, TrueImage, CoolToner, Aztech, and Toner Bank. Customers of the operating subsidiaries range from wholesalers and dealers to retail customers. Through the operating subsidiaries, we have a wide international footprint through established sales channels, with products sold to customers in over 54 countries and sales in North America and Europe representing the majority of our revenue.

Through the operating subsidiaries, we sell our products mainly: (i) to offline overseas customers who own their brands on an ODM basis; (ii) to offline overseas dealers who primarily sell our self-branded products and white-label products to end consumers; and (iii) directly to customers on a retail basis under self-owned brands through online retail platforms. There is no major difference in terms of product capability between ODM products and white-label products, and the main difference lies in product packaging and pricing. In recent years, through the operating subsidiaries, benefiting from the growth in the online compatible toner cartridge market in North America and Europe, we have seen a substantial growth in our sales to offline overseas dealers with growing online sales business.

Through the operating subsidiaries, we have established localized sales operations in the overseas markets to manage and maintain relationships with local customers and provide support to offline customer purchasing the operating subsidiaries’ self-branded products and products offered by the operating subsidiaries on an ODM basis. So far, the operating subsidiaries have established sales operations in the U.S., Italy, Germany, France, and the UK. In addition, the operating subsidiaries maintain warehouses in California and Pennsylvania in the U.S. and in the Netherlands, the UK, France, and Italy to ensure timely delivery to customers. In North America, most customers of the operating subsidiaries send purchase orders to us through the electronic data interchange system maintained by the operating subsidiaries. The operating subsidiaries also have a self-developed cloud-based warehouse management system, which was integrated with their electronic data interchange system and third-party platform to manage purchase orders, inventory, and accounting matters. Offline customers of the operating subsidiaries in Europe and other markets generally place purchase orders with the sales team of the operating subsidiaries through emails.

We believe the operating subsidiaries’ strong design, research, and development capabilities represent a key strength that allows the operating subsidiaries to provide patent-compliant products with advanced technologies to their customers. After a new printer model is introduced to the market by a printer manufacturer, the experienced research and development team of the operating subsidiaries will aim to design patent compliant compatible toner cartridges that can be used with this new printer model in a short period of time. With their efficient production team and sales team, the operating subsidiaries are generally able to make their compatible toner cartridges available for sale within three to six months after the launch of a new printer model. We believe that the short time-to-market for the products of the operating subsidiaries is a key competitive advantage.

We believe that the integrated business model of the operating subsidiaries, encompassing a value chain from our research and development, patented technology, manufacturing, and operating localized sales branches and online sales channels allows the operating subsidiaries to capture industry opportunities in a timely manner and provides us with significant growth potential.

What have we accomplished

During the years ended December 31, 2022, 2023, and 2024, our revenue was primarily generated from North America and Europe.

Our revenue grew from US$142.1 million for the year ended December 31, 2022 to US$150.2 million for the year ended December 31, 2023, representing a compound annual growth rate (“CAGR”) of 5.7%. Our net profit increased from US$7.2 million for the year ended December 31, 2022 to US$7.8 million for the year ended December 31, 2023, representing a CAGR of 7.4%.

Our revenue decreased from US$150.2 million for the year ended December 31, 2023 to US$149.8 million for the year ended December 31, 2024, representing a CAGR of 0.3%. Our net profit decreased from US$7.8 million for the year ended December 31, 2023 to US$7.1 million for the year ended December 31, 2024, representing a CAGR of 8.5%.

Summary of Risk Factors

Investing in our securities involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our securities. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully under “Item 3. Key Information—D. Risk Factors” in the 2024 Annual Report.

Risks Related to Doing Business in the PRC (for a more detailed discussion, see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in the PRC” in the 2024 Annual Report)

We face risks and uncertainties related to doing business in the PRC in general, including, but not limited to, the following:

●	adverse changes in economic, political and social conditions of the PRC government could have a material adverse effect on the overall economic growth of China, which could adversely affect our business (see the risk factor beginning on page 23 of the 2024 Annual Report);

●	changes to the PRC legal system could have an adverse effect on us (see the risk factor beginning on page 23 of the 2024 Annual Report);

●	the Chinese government exerts substantial influence over the manner in which the PRC subsidiaries must conduct their business activities and may intervene or influence their operations at any time, which could result in a material change in their operations and the value of our Class A Ordinary Shares (see the risk factor beginning on page 23 of the 2024 Annual Report);

●	we may rely on dividends and other distributions on equity paid by our Mainland PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our Mainland PRC subsidiaries to make payments to us and any tax we are required to pay could have a material and adverse effect on our ability to conduct our business (see the risk factor beginning on page 25 of the 2024 Annual Report);

●	PRC regulations of loans and direct investment by offshore holding companies to Mainland PRC entities may delay or prevent us from using the proceeds of our offshore financing to make loans or additional capital contributions to our Mainland PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business (see the risk factor beginning on page 26 of the 2024 Annual Report);

●	if we are classified as a Mainland PRC resident enterprise for Mainland PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-Mainland PRC shareholders (see the risk factor beginning on page 30 of the 2024 Annual Report);

●	we may be subject to uncertainty about any changes in the economic, political and legal environment in Hong Kong, and it is possible that most of the legal and operational risks associated with operating in Mainland PRC may also apply to operations in Hong Kong in the future (see the risk factor beginning on page 31 of the 2024 Annual Report);

●	our operations in Hong Kong are governed by the laws and regulations in Hong Kong. If there is significant change to current political arrangements between Mainland China and Hong Kong, the PRC government may intervene or influence our Hong Kong operations, which could result in a material change in our operations in Hong Kong (see the risk factor beginning on page 31 of the 2024 Annual Report); and

●	to the extent cash in the business is in the PRC, the funds may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on the ability of our Company or our subsidiaries by the PRC government to transfer cash (see the risk factor beginning on page 32 of the 2024 Annual Report).

Risks Relating to the Business and Industry of the Operating Subsidiaries (for a more detailed discussion, see “Item 3. Key Information—D. Risk Factors—Risks Relating to the Business and Industry of the Operating Entities” in the 2024 Annual Report)

Risks and uncertainties related to our business include, but are not limited to, the following:

●	if the products of the operating subsidiaries fail to meet the demands of their customers or to reflect the latest developments in the printer industry, the operating subsidiaries may be unable to retain existing customers or attract new customers, and our business, financial condition and results of operations may be materially and adversely affected (see the risk factor beginning on page 9 of the 2024 Annual Report);

●	the operating subsidiaries may be exposed to risks of obsolete inventories because technological upgrades by the original-brand printer manufacturers render their toner cartridge products obsolete or due to their failure to manage inventories efficiently. If this occurs, the operating subsidiaries may incur losses for their research and development expenses, production costs and marketing expenses relating to such obsolete inventories (see the risk factor beginning on page 10 of the 2024 Annual Report);

●	the operating subsidiaries may not be able to maintain or increase the selling prices of their products (see the risk factor beginning on page 11 of the 2024 Annual Report);

●	raw material purchase prices are subject to fluctuation and the operating subsidiaries could face shortage in supply of their raw materials (see page 11 of the 2024 Annual Report);

●	the business of the operating subsidiaries relies significantly on export sales which may be adversely affected by present or future export regulations or enforcement (see the risk factor beginning on page 12 of the 2024 Annual Report); and

●	the operating subsidiaries may fail to maintain an effective quality control system and may be subject to claims by their customers in respect of product quality and compliance with relevant health and safety standards (see the risk factor beginning on page 15 of the 2024 Annual Report).

Risks Relating to Our Class A Ordinary Shares and the Trading Market (for a more detailed discussion, see “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Class A Ordinary Shares and the Trading Market” in the 2024 Annual Report)

In addition to the risks described above, we are subject to general risks and uncertainties related to our Class A Ordinary Shares and the trading market, including, but not limited to, the following:

●	the trading price of our Class A Ordinary Shares is likely to be volatile, which could result in substantial losses to investors (see the risk factor beginning on page 32 of the 2024 Annual Report);

●	substantial future sales or perceived potential sales of our Class A Ordinary Shares in the public market could cause the price of our Class A Ordinary Shares to decline (see the risk factor beginning on page 35 of the 2024 Annual Report);

●	if we fail to establish and maintain proper internal financial reporting controls, our ability to produce accurate financial statements or comply with applicable regulations could be impaired (see the risk factor beginning on page 37 of the 2024 Annual Report); and

●	as a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing standards (see the risk factor beginning on page 37 of the 2024 Annual Report).

Permissions Required from PRC Authorities

We and our subsidiaries are required to obtain the following requisite licenses and approvals for our operations in Mainland China:

Company Name	Scope of Business Operation	Governmental Permission Required	Status
Jiangxi Yibo

(i) production, processing and sales of laser printers and laser toner cartridges, toner, inkjet printers and ink cartridges, inks, computer peripherals and other printer consumables and accessories for the above products;

(ii) electronic product research and development;

(iii) electronic product technology development; and

(iv) printer and consumable software design and development

		Not required	N/A
	Filling, processing and sales of recycled laser printer toner cartridges and inkjet cartridges	Pollution Discharge Permission	Obtained
	Import and export of goods and technology	Record-filing of customs declaration entities	Completed
Yantuo	(i) Sales service of printer consumables and related accessories; (ii) technical consultation; (iii) commodity circulation information consultation; and (iv) marketing planning	Not required	N/A
	Import and export of goods and technology	Record-filing of customs declaration entities	Completed
Jiangxi Leibotai	Procurement and sales of printer toner cartridges and their materials and accessories	Not required	N/A
	Import and export of goods and technology	Record-filing of customs declaration entities	Completed
Planet Image Shenzhen	Sales service of printer consumables and related accessories;	Not required	N/A

We believe that each of our Mainland PRC subsidiaries has all requisite permissions or approvals to conduct its business in the manner presently conducted and described in this prospectus. Other than the licenses and approvals disclosed in this prospectus that our Mainland PRC subsidiaries have obtained for a domestic company in China to engage in the similar businesses, as of the date of this prospectus, neither we nor any of our Mainland PRC subsidiaries is required to obtain any permission from any PRC authorities, including, but not limited to, the Cyberspace Administration of China, to conduct its operations. Additionally, the operation of our Hong Kong subsidiaries, being the online retail of toner cartridge products, does not require any permission or approval from the Chinese authorities, including Mainland PRC authorities and Hong Kong local authorities. If we do not receive or maintain the approvals, or we inadvertently conclude that such approvals are not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future, we may be subject to an investigation by competent regulators, fines, or penalties, ordered to suspend our relevant business and rectify, or prohibited from engaging in relevant business, and these risks could result in a material adverse change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

On February 17, 2023, the CSRC released Administration Measures, which came into force on March 31, 2023, five supporting guidelines, as well as the Notice. According to the Administration Measures and the Notice, overseas offering and listing refers to overseas offerings by domestic companies of equity shares, depository receipts, convertible corporate bonds, or other equity-like securities, and overseas listing of the securities for trading. Overseas offering and listing, which is specifically divided into direct overseas offerings and listing and indirect overseas offerings and listing, shall be filed in accordance with the Administration Measures. According to the Notice, domestic companies that have submitted valid applications for overseas issuance and listing but have not been approved by overseas regulatory authorities or overseas stock exchanges at the date of effectiveness of the Administration Measures can reasonably arrange the timing of filing applications and should complete the filing before the overseas issuance and listing. On September 25, 2023, we received CSRC’s approval of our initial public offering under the Administration Measures. Since January 25, 2024, our Class A Ordinary Shares have been listed on Nasdaq. Our PRC counsel, JunHe LLP, has confirmed that the filing of the registration statement on Form F-3 of which this prospectus forms a part with the SEC is not subject to the CSRC’s registration requirements, but a post-offering filing with the CSRC must be made within three business days after the completion of the offering. In the future, in the event that we conduct any subsequent offerings, we could be subject to filing requirements with the CSRC. In such event, if our filing procedures are not completed according to the Administration Measures or if our filing materials contain false records, misleading statements, or material omissions, the CSRC may order rectify such non-compliance, issue a warning, and impose a fine of not less than RMB1 million and not more than RMB10 million. These risks could completely hinder our ability to offer or continue to offer securities to investors or cause such securities to significantly decline in value or become worthless.

On February 24, 2023, the CSRC, the Ministry of Finance of the PRC, the National Administration of State Secrets Protection, and the National Archives Administration of China jointly issued the Confidentiality Provisions, which came into effect on March 31, 2023 with the Administrative Measures. The Confidentiality Provisions require that, among other things, (a) a domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant individuals or entities including securities companies, securities service providers, and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; and (b) a domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant individuals and entities including securities companies, securities service providers and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfill relevant procedures stipulated by applicable national regulations. Any failure or perceived failure by the company or its PRC subsidiary to comply with the above confidentiality and archives administration requirements under the Confidentiality Provisions, and other PRC laws and regulations may result in the relevant entities being held legally liable by competent authorities and referred to the judicial organ to be investigated for criminal liability if suspected of committing a crime.

For details on the above-mentioned matters, see “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—The Chinese government exerts substantial influence over the manner in which the PRC subsidiaries must conduct their business activities and may intervene or influence their operations at any time, which could result in a material change in their operations and the value of our Class A ordinary shares” in the 2024 Annual Report. Other than the filing requirement under the Administrative Measures, we, our Mainland PRC subsidiaries, and our Hong Kong subsidiaries are not required to obtain any permission or approval from the Chinese authorities under current PRC laws and regulations for the offering of securities to foreign investors.

The legal and operational risks associated with operating in Mainland China also apply to our operations in Hong Kong, including that the PRC government has significant authority to intervene or influence our Hong Kong subsidiaries at any time, which could result in a material adverse change to our business, prospects, financial condition, and results of operations, and the value of our securities. Hong Kong was established as a special administrative region of the PRC in accordance with Article 31 of the Constitution of the PRC. Pursuant to the Basic Law, which was adopted and promulgated on April 4, 1990 and became effective on July 1, 1997, when the PRC resumed the exercise of sovereignty over Hong Kong, Hong Kong is authorized by the National People’s Congress of the PRC to exercise a high degree of autonomy and enjoy executive, legislative, and independent judicial power, under the principle of “one country, two systems,” and the PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs, and other matters that are not within the scope of autonomy). Further, according to Article 5 of the Basic Law, the capitalist system and the way of life in Hong Kong shall remain unchanged for 50 years since the handover on July 1, 1997. However, there is no assurance that there will not be any changes in the economic, political, and legal environment in Hong Kong in the future. If there is a significant change to current political arrangements between Mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, our Hong Kong subsidiaries may become subject to PRC laws or authorities. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—We may be subject to uncertainty about any changes in the economic, political and legal environment in Hong Kong, and it is possible that most of the legal and operational risks associated with operating in Mainland PRC may also apply to operations in Hong Kong in the future” and “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—Our operations in Hong Kong are governed by the laws and regulations in Hong Kong. If there is significant change to current political arrangements between Mainland China and Hong Kong, the PRC government may intervene or influence our Hong Kong operations, which could result in a material change in our operations in Hong Kong” in the 2024 Annual Report.

In addition, trading in our securities may be prohibited under the HFCAA if the PCAOB determines that it cannot inspect the workpapers prepared by our auditor for two consecutive years, and that as a result an exchange may determine to delist our securities. On December 16, 2021, the PCAOB issued a report on its determination that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in Mainland China and in Hong Kong because of positions taken by Mainland PRC and Hong Kong authorities in those jurisdictions. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in Mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. Our securities may be delisted or prohibited from trading if the PCAOB determines that it cannot inspect or investigate completely our auditor under the HFCAA.

Our auditor, HTL International, LLC, is headquartered in Houston, Texas, and is subject to inspection by the PCAOB. It has not been inspected since it was registered with the PCAOB in 2023. Additionally, our auditor is not subject to the determination announced by the PCAOB on December 16, 2021. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Business and Industry—Our Class A ordinary shares may be delisted and prohibited from being traded under the HFCAA if the PCAOB is unable to inspect our auditors. The delisting and the cessation of trading of our Class A ordinary shares, or the treat of their being delisted and prohibited from being traded, may materially and adversely affect the value of your investment” in the 2024 Annual Report.

Cash Transfers and Dividend Distributions

Cash Transfers to Date

We conduct our business operations in Mainland China through our Mainland PRC subsidiaries. If needed, the Cayman Islands holding company can transfer cash to its Mainland PRC subsidiaries through loans and/or capital contributions, and our Mainland PRC subsidiaries can transfer cash to the Cayman Islands holding company through loans and/or issuing dividends or other distributions. Cash flows have occurred between the Cayman Islands holding company and our subsidiaries. See “Item 3. Key Information—Cash Transfer and Dividend Distributions” in the 2024 Annual Report.

Restrictions and Limitations on Cash Transfers and Dividend and Other Distributions

From our Mainland PRC subsidiaries to their parent companies

Current PRC regulations permit our Mainland PRC subsidiaries to pay dividends to their respective shareholders only out of their accumulated profits, if any, determined in accordance with Mainland PRC accounting standards and regulations. A Mainland PRC subsidiary of ours is required to set aside 10% of its after-tax profits to fund a statutory reserve until such reserve reaches 50% of its registered capital if it distributes its after-tax profits for the current financial year. For details, see “Item 3. Key Information—D. Risk Factors—Risk Relating to Doing Business in the PRC—We may rely on dividends and other distributions on equity paid by our Mainland PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our Mainland PRC subsidiaries to make payments to us and any tax we are required to pay could have a material and adverse effect on our ability to conduct our business” in the 2024 Annual Report. In addition, cash transfers from the Cayman Islands holding company are subject to applicable Mainland PRC laws and regulations on loans and direct investment. For details, see “Item 3. Key Information—D. Risk Factors—Risk Relating to Doing Business in the PRC—PRC regulations of loans and direct investment by offshore holding companies to Mainland PRC entities may delay or prevent us from using the proceeds of our offshore financing to make loans or additional capital contributions to our Mainland PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business” in the 2024 Annual Report.

In addition, the PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of Mainland China. Although we receive a significant portion of our revenue in U.S. dollars, under our current corporate structure, we may still rely on dividend payments from our Mainland PRC subsidiaries to fund any additional cash and financing requirements we may have. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments, and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval of State Administration of Foreign Exchange, or SAFE, by complying with certain procedural requirements. However, approval from or registration with appropriate government authorities is required where Renminbi is to be converted into foreign currency and remitted out of Mainland China to pay capital expenses, such as the repayment of loans denominated in foreign currencies. As a result, we need to obtain SAFE approval to use cash generated from the operations of our Mainland PRC subsidiaries to pay off their respective debt in a currency other than Renminbi owed to entities outside China, or to make other capital expenditure payments outside Mainland China in a currency other than Renminbi. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders, including holders of our Class A Ordinary Shares. See “Item 3. Key Information—D. Risk Factors—Risk Relating to Doing Business in the PRC—Restrictions on the remittance of Renminbi into and out of Mainland China and government control of currency conversion may limit our ability to pay dividends and other obligations, and affect the value of your investment” in the 2024 Annual Report.

From the Cayman Islands holding company to U.S. investors

Planet Image International Limited, the Cayman Islands holding company, will be able to pay dividends and make other distributions to its shareholders, including U.S. investors, provided that it (i) has either sufficient profits or retained profits, when the dividend is to be declared and paid from profits, or sufficient share premium and satisfies the solvency test as defined under the Companies Act, when the dividend is to be paid from share premium, and (ii) complies with the provisions in the Cayman Islands holding company’s memorandum and articles of association then in effect.

The Cayman Islands holding company has not declared or paid dividends or made distributions to its subsidiaries or to investors in the past, nor any dividends or distributions were made by a subsidiary to the Cayman Islands holding company. Our board of directors has complete discretion on whether to distribute dividends, subject to applicable laws. We do not have any current plan to declare or pay any cash dividends on our Class A Ordinary Shares in the foreseeable future. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Class A Ordinary Shares and the Trading Market—We currently do not expect to pay dividends in the foreseeable future, and you must rely on price appreciation of our Class A ordinary shares for return on your investment” in the 2024 Annual Report.

U.S. investors will not be subject to Cayman Islands, Mainland PRC, or Hong Kong taxation on dividend distributions, and no withholding will be required on the payment of dividends or distributions to them, while they may be subject to U.S. federal income tax for receiving dividends, to the extent that the distribution is paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. See “Item 10. Additional Information—E. Taxation—Material U.S. Federal Income Tax Consequences” in the 2024 Annual Report.

From the Cayman Islands holding company to our Mainland PRC subsidiaries

Cash transfers from the Cayman Islands holding company are subject to applicable Mainland PRC laws and regulations on loans and direct investment. We may transfer funds to our Mainland PRC subsidiaries or finance our Mainland PRC subsidiaries by means of shareholders’ loans or capital contributions. Any loans to our Mainland PRC subsidiaries, which are foreign-invested enterprises, cannot exceed a statutory limit, and shall be filed with the State Administration of Foreign Exchange, or SAFE, or its local counterparts. Furthermore, any capital contributions we make to our Mainland PRC subsidiaries shall be registered with the PRC State Administration for Market Regulation or its local counterparts and filed with the Ministry of Commerce (“MOFCOM”) or its local counterparts. On March 30, 2015, SAFE promulgated the Circular on Reforming the Administration Measures on Conversion of Foreign Exchange Registered Capital of Foreign-invested Enterprises, or SAFE Circular 19. SAFE Circular 19, however, allows foreign invested enterprises in Mainland China to use their registered capital settled in RMB converted from foreign currencies to make equity investments, but the registered capital of a foreign invested company settled in RMB converted from foreign currencies remains not allowed to be used, among other things, for investment in the security markets, or offering entrustment loans, unless otherwise regulated by other laws and regulations. On June 9, 2016, SAFE further issued the Circular of the State Administration of Foreign Exchange on Reforming and Regulating Policies on the Control over Foreign Exchange Settlement of Capital Accounts, or SAFE Circular 16, which, among other things, amended certain provisions of Circular 19. According to SAFE Circular 19 and SAFE Circular 16, the flow and use of the RMB capital converted from foreign currency-denominated registered capital of a foreign invested company is regulated such that Renminbi capital may not be used for purposes beyond its business scope or to provide loans to non-affiliates unless otherwise permitted under its business scope. On October 23, 2019, SAFE promulgated the Circular of the State Administration of Foreign Exchange on Further Promoting the Facilitation of Cross-Border Trade and Investment, or SAFE Circular 28, which removes the restrictions on domestic equity investments by non-investment foreign-invested enterprises with their capital funds, provided that certain conditions are met. The applicable foreign exchange circulars and rules may limit our ability to transfer the net proceeds from our securities offerings to our Mainland PRC subsidiaries and convert the net proceeds into RMB, which may adversely affect our business, financial condition, and results of operations. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—PRC regulations of loans and direct investment by offshore holding companies to Mainland PRC entities may delay or prevent us from using the proceeds of our offshore financing to make loans or additional capital contributions to our Mainland PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business” in the 2024 Annual Report.

From our Hong Kong PRC subsidiaries to their parent companies

Other than Mainland China, operating subsidiaries formed in Hong Kong contributed a material amount of our revenue in the years ended December 31, 2022, 2023, and 2024. For our Hong Kong subsidiaries to distribute earnings outside Hong Kong, certain daily remittance limits will be imposed by Hong Kong laws and processing banks. Additionally, such remittances should not be used for money laundering or terrorist financing purposes. Registered institutes, such as banks, have their own internal policies, procedures, and controls in the relevant operational areas so as to meet their anti-money laundering and counter-financing of terrorism statutory and regulatory requirements and guard against money laundering and terrorist financing.

In the event of distributions, our operating subsidiaries will first distribute to their British Virgin Islands parent companies, which may in turn distribute to the Cayman Islands holding company. In the British Virgin Islands, dividends and distributions are governed by Section 56 to 58 of the BVI Business Companies Act, which provides that subject to the memorandum and articles of a company, the company’s directors may authorize a distribution to members if in the opinion of the directors, the company will satisfy the solvency test immediately after the distribution. A company satisfies the solvency test if the value of the company’s assets exceeds its liabilities, and the company is able to pay its debts as they fall due.

Other than the legal and regulatory restrictions as described above, cash and capital contributions may be transferred among the Cayman Islands holding company and our subsidiaries.

Corporate Information

Our principal executive offices are located at No. 756 Guangfu Road, Hi-tech Development Zone, Xinyu City, Jiangxi Province, People’s Republic of China, and our telephone number is +86 0790-7138216. Our website is http://www.yibomk.com. Information contained on, or available through, our website or any other website does not constitute a part of this prospectus, and is not deemed incorporated by reference into, this prospectus. Our registered office in the Cayman Islands is located at the office of Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman KY1-1111, Cayman Islands. Our agent for service of process in the United States is Yan Tang at 12000 Magnolia Ave Suite 101, Riverside, CA 92503.

RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and under the heading “Item 3. Key Information—D. Risk Factors” in the 2024 Annual Report, which is incorporated in this prospectus by reference, together with any other information appearing or incorporated by reference in this prospectus and in any accompanying prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which our management is unaware or deems immaterial. Our business, financial condition, or results of operations could be materially and adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

In addition, we are not a Chinese operating company but a Cayman Islands holding company. We have no material operations of our own and conduct the majority of the operations through the operating subsidiaries in China. Investors are purchasing securities of the Cayman Islands holding company, and not of the Chinese operating subsidiaries. Investors may never hold securities of the Chinese operating subsidiaries. We hold 100% of the equity interests in the operating subsidiaries in China, and we do not use a VIE structure. Our operating structure involves unique risks to investors. The Chinese regulatory authorities could disallow our operating structure, which would likely result in a material change in our operations and/or a material change in the value of our securities and could cause the value of our securities to significantly decline or become worthless.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may, from time to time, offer and sell any combination of the securities described in this prospectus up to a total dollar amount of $100,000,000 in one or more offerings. The Selling Shareholders may from time to time, offer and sell any or all of their 6,315,900 Class A Ordinary Shares covered by this prospectus in one or more offerings. The securities offered under this prospectus may be offered separately, together, or in separate series, and in amounts, at prices, and on terms to be determined at the time of sale. We will keep the registration statement of which this prospectus is a part effective until such time as all of the securities covered by this prospectus have been disposed of pursuant to such registration statement.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization will be set forth in the applicable prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of securities we offer as indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus.

We will not receive any proceeds from the sale of any of our Class A Ordinary Shares by the Selling Shareholders.

We have agreed to pay all expenses relating to registering the Class A Ordinary Shares covered by this prospectus. The Selling Shareholders will pay any brokerage commissions and/or similar charges incurred in connection with the sale of their Class A Ordinary Shares covered hereby.

SELLING SHAREHOLDERS

This prospectus covers the resale of all of the shares that Selling Shareholders purchased from Eagle Heart Ltd, a former shareholder of the Company. The transactions through which each of the Selling Shareholders received their shares are described as below. We will not receive any of the proceeds from the sale of Class A Ordinary Shares by the Selling Shareholders. The Selling Shareholders are and have been our customers for the past three years.

We have no assurance that the Selling Shareholders will sell any of the Class A Ordinary Shares registered for resale hereunder. In addition, the Selling Shareholders may sell the Class A Ordinary Shares pursuant to this prospectus or in privately negotiated transactions. Accordingly, we cannot estimate the number of Class A Ordinary Shares that the Selling Shareholders will ultimately sell under this prospectus. Information about the Selling Shareholders may change over time.

The following table sets forth (a) the name and position or positions with the Company of each Selling Shareholder; (b) the number of Class A Ordinary Shares held by each Selling Shareholder as of the date of this prospectus; (c) the number of Class A Ordinary Shares that each Selling Shareholder may offer for sale from time to time pursuant to this prospectus, whether or not such Selling Shareholder has a present intention to do so; and (d) the number of Class A Ordinary Shares to be beneficially owned by each Selling Shareholder following the sale of all shares that may be so offered pursuant to this prospectus, assuming no other change in ownership of Class A Ordinary Shares by such Selling Shareholder after the date of this prospectus. Unless otherwise indicated, beneficial ownership is direct, and the person indicated has sole voting and investment power.

Inclusion of an individual’s name in the table below does not constitute an admission that such individual is an “affiliate” of the Company.

Selling		Material Relationship with the	Shares Owned Prior to Resale(1)		Number of Shares Offered for	Shares Beneficially Owned after Resale
Shareholders(2)	Address	Company	Number	Percent	Resale	Number	Percent
4EVERSUPPLIES COM INC	421 S. BROOKHURST ST, SUITE 1422 ANAHEIM, CA 92804	Customer	1,875,900	6.81%	1,875,900	—	—%
CATCH SUPPLIES INC	751 S WEIR CANYON RD STE 157-1064 ANAHEIM HILLS, CA 92808	Customer	1,800,000	6.53%	1,800,000	—	—%
COZY HOMIE LIMITED	Suite 1302, Railway Plaza, 39 Chatham Road South, Tsim Sha Tsui, Kowloon, Hong Kong.	Customer	2,640,000	9.58%	2,640,000	—	—%

(1)	Percentage is computed with reference to 27,565,800 Class A Ordinary Shares issued and outstanding as of June 3, 2025 and assumes for each Selling Shareholder the sale of all Class A Ordinary Shares offered by that particular Selling Shareholder under this prospectus. In computing the percentage ownership of each Selling Shareholder, Class A Ordinary Shares that such Selling Shareholder has the right to acquire within 60 days, including through the exercise of any option, warrant, or other right or the conversion of any other security, after the date of this prospectus, are included.

(2)	4EVERSUPPLIES COM INC, CATCH SUPPLIES INC, and COZY HOME LIMITED acquired all of the Class A Ordinary Shares they own as of the date of this prospectus from Eagle Heart Ltd, a former shareholder of the Company on May 1, 2025.

The Company may supplement this prospectus from time to time as required by the rules of the SEC to include certain information concerning the security ownership of the Selling Shareholders or any new selling shareholders, the number of securities offered for resale and the position, office, or other material relationship which a Selling Shareholder has had within the past three years with the Company or any of its predecessors or affiliates.

DESCRIPTION OF SHARE CAPITAL

Our authorized share capital is HK$380,000 divided into 3,800,000,000 shares, par value HK$0.0001 each, comprising of (i) 2,000,000,000 Class A Ordinary Shares, par value HK$0.0001 each, (ii) 1,000,000,000 Class B Ordinary Shares, par value HK$0.0001 each, and (iii) 800,000,000 preference shares, par value HK$0.0001 each. As of the date of this prospectus, we have 27,565,800 Class A Ordinary Shares and 26,315,800 Class B Ordinary Shares issued and outstanding. As of the date of this prospectus, there are no preference shares issues and outstanding. All our outstanding ordinary shares are fully paid and non-assessable.

Information contained under the heading “Item 10. Additional Information” in the 2024 Annual Report is incorporated into this prospectus by reference.

History of Share Capital

The following is a summary of our share capital for the three years preceding the date of this prospectus.

2024 IPO

On January 29, 2024, the Company closed its initial public offering (“IPO”) of 1,250,000 Class A Ordinary Shares. The Company completed the IPO pursuant to its registration statement on Form F-1 (File No. 333-263602), which was initially filed with the SEC on March 16, 2022, as amended, and declared effective by the SEC on January 24, 2024. The Class A Ordinary Shares were priced at $4.00 per share, and the offering was conducted on a firm commitment basis. The Class A Ordinary Shares were previously approved for listing on Nasdaq and commenced trading under the ticker symbol “YIBO” on January 25, 2024.

On January 29, 2024, the Company also issued to US Tiger Securities, Inc., the sole book-running manager relating to the IPO, warrants to purchase up to 37,500 Class A Ordinary Shares.

DESCRIPTION OF DEBT SECURITIES

General

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds, and other forms of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities or subordinated debt securities. Debt securities will be issued under an indenture between us and a trustee to be named therein. We have filed the forms of indentures as exhibits to the registration statement of which this prospectus is a part. We may issue debt securities which may or may not be converted into our Class A Ordinary Shares or Class B Ordinary Shares. We may issue the debt securities independently or together with any underlying securities, and debt securities may be attached or separate from the underlying securities.

The following description is a summary of selected provisions relating to the debt securities that we may issue. The summary is not complete. When debt securities are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific debt securities document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of debt securities. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a debt securities document when it is filed.

When we refer to a series of debt securities, we mean all debt securities issued as part of the same series under the applicable indenture.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any debt securities that we may offer, including, but not limited to, the following:

●	the title of the debt securities;

●	the total amount of the debt securities;

●	the amount or amounts of the debt securities will be issued and interest rate;

●	the conversion price at which the debt securities may be converted;

●	the date on which the right to convert the debt securities will commence and the date on which the right will expire;

●	if applicable, the minimum or maximum amount of debt securities that may be converted at any one time;

●	if applicable, a discussion of material federal income tax consideration;

●	if applicable, the terms of the payoff of the debt securities;

●	the identity of the indenture agent, if any;

●	the procedures and conditions relating to the conversion of the debt securities; and

●	any other terms of the debt securities, including terms, procedure and limitation relating to the exchange or conversion of the debt securities.

Form, Exchange, and Transfer

We may issue the debt securities in registered form or bearer form. Debt securities issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the debt securities represented by the global security. Those investors who own beneficial interests in global debt securities will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue debt securities in non-global form, i.e., bearer form. If any debt securities are issued in non-global form, debt securities certificates may be exchanged for new debt securities certificates of different denominations, and holders may exchange, transfer, or convert their debt securities at the debt securities agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

Prior to the conversion of their debt securities, holders of debt securities convertible for Class A Ordinary Shares or Class B Ordinary Shares will not have any rights of holders of Class A Ordinary Shares or Class B Ordinary Shares, and will not be entitled to dividend payments, if any, or voting rights of the Class A Ordinary Shares or Class B Ordinary Shares.

Conversion of Debt Securities

A debt security may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of securities at a conversion price that will be stated in the debt security. Debt securities may be converted at any time up to the close of business on the expiration date set forth in the terms of such debt security. After the close of business on the expiration date, debt securities not exercised will be paid in accordance with their terms.

Debt securities may be converted as set forth in the applicable offering material. Upon receipt of a notice of conversion properly completed and duly executed at the corporate trust office of the indenture agent, if any, or to us, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the debt security represented by such security is converted, a new debt security will be issued for the remaining debt security.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our securities. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any warrants that we may offer, including, but not limited to, the following:

●	the title of the warrants;

●	the total number of warrants;

●	the price or prices at which the warrants will be issued;

●	the price or prices at which the warrants may be exercised;

●	the currency or currencies that investors may use to pay for the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	whether the warrants will be issued in registered form or bearer form;

●	information with respect to book-entry procedures, if any;

●	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

●	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

●	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

●	if applicable, a discussion of material federal income tax considerations;

●	if applicable, the terms of redemption of the warrants;

●	the identity of the warrant agent, if any;

●	the procedures and conditions relating to the exercise of the warrants; and

●	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant Agreement

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms.

Form, Exchange, and Transfer

We may issue the warrants in registered form or bearer form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus.

Prior to the exercise of their warrants, holders of warrants exercisable for Class A Ordinary Shares or Class B Ordinary Shares will not have any rights of holders of Class A Ordinary Shares or Class B Ordinary Shares and will not be entitled to dividend payments, if any, or voting rights of the Class A Ordinary Shares or Class B Ordinary Shares.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement, information incorporated by reference, or free writing prospectus. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable offering material. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable offering material.

Warrants may be exercised as set forth in the applicable offering material. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable offering material, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies, or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters, or dealers, or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units composed of any combination of our securities. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus, is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements, and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of units. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus may describe:

●	The designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	Any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

●	Whether the units will be issued in fully registered or global form; and

●	Any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Share Capital,” “Description of Debt Securities,” “Description of Warrants,” and “Description of Rights” above, will apply to each unit and to each security included in each unit, respectively.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including, without limitation:

●	through agents;

●	to or through underwriters;

●	through broker-dealers (acting as agent or principal);

●	directly by us to purchasers (including our affiliates and shareholders), through a specific bidding or auction process, a rights offering, or other method;

●	through a combination of any such methods of sale; or

●	through any other methods described in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

●	block transactions (which may involve crosses) and transactions on Nasdaq or any other organized market where the securities may be traded;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash, extinguishment of debt, or another form negotiated by the parties. Agents, underwriters, or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions, or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers, or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter of the securities.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. This prospectus, the applicable prospectus supplement, and any applicable free writing prospectus will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters with respect to any resale of the securities. To the extent required, the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters, and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters, or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries or affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities.

These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain, or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

Selling Shareholders

In this section of the prospectus, the term “Selling Shareholders” means and includes:

●	the persons identified in the table in “Selling Shareholders” as the Selling Shareholders; and

●	any of the donees, pledgees, distributees, transferees, or other successors in interest of those persons referenced above who may: (a) receive any of the Class A Ordinary Shares offered hereby after the date of this prospectus and (b) offer or sell those shares hereunder.

The Class A Ordinary Shares offered by this prospectus may be sold from time to time directly by the Selling Shareholders. Alternatively, the Selling Shareholders may from time to time offer such shares through underwriters, brokers, dealers, agents, or other intermediaries. The Selling Shareholders as of the date of this prospectus have advised us that there were no underwriting or distribution arrangements entered into with respect to the Class A Ordinary Shares offered hereby. The distribution of the Class A Ordinary Shares by the Selling Shareholders may be effected: in one or more transactions that may take place on Nasdaq (including one or more block transaction) through customary brokerage channels, either through brokers acting as agents for the Selling Shareholders, or through market makers, dealers, or underwriters acting as principals who may resell these shares on Nasdaq; in privately-negotiated sales; by a combination of such methods; or by other means. These transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at other negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Shareholders in connection with sales of our Class A Ordinary Shares.

The Selling Shareholders may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In such transactions, broker-dealers may engage in short sales of our Class A Ordinary Shares in the course of hedging the positions they assume with the Selling Shareholders. The Selling Shareholders also may sell shares short and redeliver the shares to close out such short positions. The Selling Shareholders may enter into options or other transactions with broker-dealers which require the delivery to the broker-dealer of our Class A Ordinary Shares. The broker-dealer may then resell or otherwise transfer such Class A Ordinary Shares pursuant to this prospectus.

The Selling Shareholders may also lend or pledge our Class A Ordinary Shares to a broker-dealer. The broker-dealer may sell the Class A Ordinary Shares so lent, or upon a default the broker-dealer may sell the pledged Class A Ordinary Shares pursuant to this prospectus. Any securities covered by this prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

The Selling Shareholders have advised us that they have not entered into any agreements, understandings, or arrangements with any underwriters or broker-dealers regarding the sale of their securities. There is no underwriter or coordinating broker acting in connection with the proposed sale of the Class A Ordinary Shares by the Selling Shareholders.

Although the Class A Ordinary Shares covered by this prospectus are not currently being underwritten, the Selling Shareholders or their underwriters, brokers, dealers, or other agents or other intermediaries, if any, that may participate with the selling security holders in any offering or distribution of the Class A Ordinary Shares may be deemed “underwriters” within the meaning of the Securities Act and any profits realized or commissions received by them may be deemed underwriting compensation thereunder.

Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the Class A Ordinary Shares offered hereby may not simultaneously engage in market making activities with respect to the Class A Ordinary Shares for a period of up to five days preceding such distribution. The Selling Shareholders will be subject to the applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder, including without limitation, Regulation M, which provisions may limit the timing of purchases and sales by the Selling Shareholders.

In order to comply with certain state securities or blue sky laws and regulations, if applicable, the Class A Ordinary Shares offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the Class A Ordinary Shares may not be sold unless they are registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained.

We will bear all costs, expenses, and fees in connection with the registration of the Class A Ordinary Shares offered hereby. The Selling Shareholders, however, will bear any brokerage or underwriting commissions and similar selling expenses, if any, attributable to the sale of the Class A Ordinary Shares offered pursuant to this prospectus.

There can be no assurance that the Selling Shareholders will sell any or all of the securities offered by them hereby.

TAXATION

Material income tax consequences relating to the purchase, ownership, and disposition of the securities offered by this prospectus are set forth in “Item 10. Additional Information—E. Taxation” in the 2024 Annual Report, which is incorporated herein by reference, as updated by our subsequent filings under the Exchange Act that are incorporated by reference and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus.

EXPENSES

The following table sets forth the aggregate expenses in connection with this offering, all of which will be paid by us. All amounts shown are estimates, except for the SEC registration fee.

SEC registration fee		$16,847
FINRA fees		$15,500
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Printing and postage expenses	$	*
Miscellaneous expenses	$	*
Total	$	*

*	To be provided by a prospectus supplement or as an exhibit to a report of foreign private issuer on Form 6-K that is incorporated by reference into this registration statement. Estimated solely for this item. Actual expenses may vary.

MATERIAL CONTRACTS

Our material contracts are described in the documents incorporated by reference into this prospectus. See “Incorporation of Documents by Reference” below.

MATERIAL CHANGES

Except as otherwise described in the 2024 Annual Report, in our reports of foreign issuer on Form 6-K filed or furnished under the Exchange Act and incorporated by reference herein, and as disclosed in this prospectus or the applicable prospectus supplement, no reportable material changes have occurred since December 31, 2024.

LEGAL MATTERS

We are being represented by Hunter Taubman Fischer & Li LLC with respect to certain legal matters as to United States federal securities and New York State law. The validity of the securities offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Conyers Dill & Pearman, our counsel as to Cayman Islands law. Legal matters as to PRC law will be passed upon for us by JunHe LLP. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers, or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements for the year ended December 31, 2024 incorporated by reference in this prospectus have been so included in reliance on the report of HTL International, LLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of HTL International, LLC is located at 12 Greenway Plaza Suite 1100, Houston, TX 77046.

The consolidated financial statements for the years ended December 31, 2022 and 2023 incorporated by reference in this prospectus have been so included in reliance on the report of TPS Thayer, LLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of TPS Thayer, LLC is located at 1600 Hwy. 6, Suite 100, Sugar Land, TX 77478.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents:

1.	our annual report on Form 20-F for the fiscal year ended December 31, 2024 filed with the SEC on March 31, 2025;

2.	our report of foreign private issuer on Form 6-K filed with the SEC on May 30, 2025;

3.	the description of our securities contained in our registration statement on Form 8-A filed with the SEC on January 23, 2024, the description of securities contained in Exhibit 2.3 to the 2024 Annual Report filed with the SEC on April 29, 2024, and any amendment or report filed for the purpose of updating such description;

4.	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

5.	any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part.

Our annual report on Form 20-F for the fiscal year ended December 31, 2024 filed with the SEC on March 31, 2025 contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These financial statements were prepared in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those document unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Planet Image International Limited

No. 756 Guangfu Road

Hi-tech Development Zone

Xinyu City, Jiangxi Province

People’s Republic of China

+86 0790-7138216

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus by reference is accurate as of any date other than the date of the document containing the information.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information electronically filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands in order to enjoy the following benefits:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include:

●	the Cayman Islands has a less exhaustive body of securities laws than the United States and these securities laws provide significantly less protection to investors; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, among us, our officers, directors, and shareholders, be arbitrated.

We conduct a substantial amount of our operations in Mainland China, and a substantial amount of our assets are located in Mainland China. All of our senior executive officers, including our chief executive officer, Mr. Shaofang Weng, our chief financial officer, Mr. Quanmao Zhou, and our vice presidents, Mr. Zhisheng Cheng and Mr. Qilong Yang, and four of our five directors, Mr. Weidong Gu, Mr. Shaofang Weng, Ms. Fenglei Jiang, and Mr. Xinwei Xie, reside within Mainland China. Our director, Mr. Tan Kwong Hun, resides within Singapore. A substantial portion of their assets are located outside the United States. As a result, it may be difficult or impossible for a shareholder to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for shareholder to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors.

We have appointed Yan Tang located at 12000 Magnolia Ave, Suite 101, Riverside, CA 92503 as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Conyers Dill & Pearman, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts in the Cayman Islands would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Conyers Dill & Pearman has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments with the United States), the courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts of the United States against the Company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes, or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands. However, there is uncertainty with regard to Cayman Islands law on whether judgments of courts of the United States predicated upon the civil liability provisions of the securities laws of the United States or any State will be determined by the courts of the Cayman Islands penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company, such as our Company. Because such a determination in relation to judgments obtained from U.S. courts under civil liability provisions of U.S. securities laws has not yet been made by a court of the Cayman Islands, it is uncertain whether such judgments would be enforceable in the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

JunHe LLP, our counsel as to Mainland PRC law, has advised us that there is uncertainty as to whether Mainland PRC courts would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

JunHe LLP has further advised us that the PRC Civil Procedures Law governs the recognition and enforcement of foreign judgments. Mainland PRC courts may recognize and enforce foreign judgments in accordance with the PRC Civil Procedures Law based either on treaties between Mainland China and the country where the judgment is made or on principles of reciprocity between jurisdictions.

The PRC does not have any treaties or other agreements with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in Mainland PRC will not enforce a foreign judgment against us or our directors and officers if they determine that the judgment violates the basic principles of Mainland PRC law or national sovereignty, security, or public interest. As a result, it is uncertain whether a Mainland PRC court would enforce a judgment rendered by a court in the United States or the Cayman Islands. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on Mainland PRC law against us in Mainland PRC, if they can establish sufficient nexus to Mainland PRC for a Mainland PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit.

In addition, it will be difficult for U.S. shareholders to originate actions against us in Mainland China in accordance with Mainland PRC laws because we are incorporated under the laws of the Cayman Islands and it will be difficult for U.S. shareholders, by virtue only of holding our Class A Ordinary Shares, to establish a connection to Mainland China for a Mainland PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

The Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as providing indemnification against civil fraud or the consequences of committing a crime.

Our second amended and restated Articles of Association permit, to the fullest extent permissible under Cayman Islands law, indemnification of our directors (including any alternate director) and officers, and their personal representatives, against all actions, proceedings, costs, charges, expenses, losses, damages, or liabilities incurred or sustained by them, other than by reason of their own dishonesty, willful default, or fraud, in or about the conduct of our Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of their duties, powers, authorities, or discretion as directors or officers of our Company, including, without prejudice to the generality of the foregoing, any costs, expenses, losses, or liabilities incurred by them in defending (whether successfully or otherwise) any civil proceedings concerning our Company or its affairs in any court whether in the Cayman Islands or elsewhere.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan, or otherwise, for any legal costs incurred by an existing secretary, or any of our officers in respect of any matter identified in above on condition that the secretary, or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the secretary or that officer for those legal costs.

Item 9. Exhibits

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
4.1	Specimen Certificate for Class A Ordinary Shares (incorporated by reference to Exhibit 4.1 of our Registration Statement on Form F-1 (File No. 333-263602) initially filed with the SEC on March 16, 2022)
4.2*	Form of Debt Security
4.3*	Form of Warrant Agreement and Warrant Certificate
4.4*	Form of Unit Agreement and Unit Certificate
4.5**	Form of indenture with respect to senior debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any
4.6**	Form of indenture with respect to subordinated debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any
5.1**	Opinion of Conyers Dill & Pearman as to the legality of the securities being registered
23.1**	Consent of HTL International, LLC
23.2**	Consent of TPS Thayer, LLC
23.3**	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)
23.4**	Consent of JunHe LLP
24.1**	Powers of Attorney (included on signature page)
25.1***	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Senior Debt Securities Indenture
25.2***	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Subordinated Debt Securities Indenture
107**	Filing fee table

*	To be filed, if applicable, by amendment or as an exhibit to a report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
**	Filed herewith
***	To be filed, if necessary, on electronic Form 305b2 pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939

Item 10 Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b).

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Xinyu, China, on June 3, 2025.

Planet Image International Limited

By:	/s/ Shaofang Weng
	Name:	Shaofang Weng
	Title:	Chief Executive Officer and Director

Power of Attorney

Each person whose signature appears below hereby constitutes and appoints Shaofang Weng, his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of the registrant), to sign any and all amendments and post-effective amendments and supplements to this registration statement, and including any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the U.S. Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Shaofang Weng	Chief Executive Officer and Director	June 3, 2025
Name: Shaofang Weng	(Principal Executive Officer)

/s/ Weidong Gu	Director and Chairman of the Board	June 3, 2025
Name: Weidong Gu	of Directors

/s/ Quanmao Zhou	Chief Financial Officer	June 3, 2025
Name: Quanmao Zhou	(Principal Accounting and Financial Officer)

/s/ Fenglei Jiang	Independent Director	June 3, 2025
Name: Fenglei Jiang

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Planet Image International Limited, has signed this registration statement or amendment thereto in Riverside, California on June 3, 2025.

Authorized U.S. Representative

By:	/s/ Yan Tang
Name:	Yan Tang